Exhibit 99.1

Medizone International Appoints Jude Dinges to Executive Team
Kalamazoo, Michigan, January 30, 2018.  Medizone International, Inc. (OTCQB:MZEI) or Medizone, manufacturer of the AsepticSure® system, today announced the appointment of Jude P. Dinges, as its Executive Vice President - Commercial Operations.  Before joining Medizone, Mr. Dinges, served as Senior Vice President, Chief Commercial Officer of Aeterna Zentaris Inc.
“We are very excited to welcome Jude to our leadership team.  I have worked with Jude extensively in the past and, I am confident that Medizone will benefit greatly from his commercial leadership, experience and expertise,” said David Dodd, CEO of Medizone. “In his role, Jude will be an invaluable asset in establishing the commercial platform for the AsepticSure® system.”
Mr. Dinges added, “I am delighted to be joining Medizone at the ground floor of its efforts to commercialize the AsepticSure® system.  The Company has demonstrated the superiority of the AsepticSure® system as a means of addressing a wide variety of disinfection challenges.  My charge is to establish a commercial model that realizes the inherent value of the AsepticSure® system to operators of health facilities of all types and to other entities that face the risk of accidental infections.”
Jude Dinges’ Background
Mr. Dinges began his career nearly 35 years ago as a professional sales representative at Bristol Laboratories and later at Merck & Co., where he was promoted to positions with increased responsibilities in training, hospital & specialty sales, management, marketing and market development. Mr. Dinges won multiple leadership awards, including the President’s Achievement Award in 2001, awarded to one of 32 Business Directors each year.  He received the Change Agent Award for his market development prelaunch business planning and contributions to sales force execution, while launching the blockbuster brands Cozaar®, Fosamax®, Singulair®, Maxalt®, Vioxx®, and Vytorin®.  He was recognized with a Career Achievement Award for his consistent top performance as a Senior/Executive Business Director.  Mr. Dinges joined Novartis Pharmaceuticals in 2006 and led his region to top performance in the launch of Tekturna®. In 2009, Mr. Dinges joined Amgen Inc. as Executive Director of Region Sales, Bone Health Business Unit where he led his team to a highly successful launch of Prolia® across the southeastern United States and Puerto Rico.
About Medizone International, Inc.
Medizone International, Inc. is focused on commercializing the AsepticSure® system, a superior disinfectant technology compared to conventional systems or practices.  The company developed the AsepticSure® system to combine oxidative compounds (O3 and H202) to produce a unique mixture of free radicals (H2O3 known as trioxidane) with much higher oxidative potential than ozone or hydrogen peroxide alone.  After securing broad IP protection for the use of trioxidane for both healthcare and non-healthcare facility disinfecting systems and bioterrorism applications, Medizone released its AsepticSure® system for use in Canada, and several other global markets.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.  Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the risk that government and international agencies and organizations may not adopt our system, global economic conditions generally, government regulation, manufacturing and marketing risks, adverse publicity risks, risks associated with our entry into the U.S. and other markets, expansion and operations.  The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.
For press information on Medizone International, please contact:
John Pentony, Investor and Media Relations
Medizone International, Inc.
T: 01 269-202-5020
E: j.pentony@medizoneint.com
For more information, visit:
www.medizoneint.com
Email: operations@medizoneint.com